Exhibit 3.1

DCT INDUSTRIAL TRUST INC.

ARTICLES OF AMENDMENT

DCT Industrial Trust Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to provide that, at 5:00 p.m. Eastern Time on November 17, 2014 (the “Effective Time”), each share of common stock of the Corporation (the “Common Stock”), $0.01 par value per share, issued and outstanding immediately prior to the Effective Time shall automatically be changed into 1/4th of a share of Common Stock, $0.04 par value per share, without any further action by the Corporation or the holder thereof.

SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption of any class or series of stock of the Corporation have not been changed by the foregoing amendment.

THIRD: The amendments to the Charter set forth above have been approved by a majority of the entire Board of Directors and the amendments are limited to a reverse stock split authorized by the Maryland General Corporation Law (the “MGCL”) to be effected without action by the stockholders pursuant to Section 2-309(e) of the MGCL.

FOURTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 17th day of November, 2014.

DCT INDUSTRIAL TRUST, INC.

By:	/s/ Philip L. Hawkins
	Name:	Philip L. Hawkins
	Title:	Chief Executive Officer

ATTEST:

By:	/s/ John G. Spiegleman
	Name:	John G. Spiegleman
	Title:	Executive Vice President, Secretary and General Counsel